CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 26, 2015, relating to the financial statements and financial highlights which appear in the December 31, 2014 Annual Reports to Shareholders of AMG GW&K Small Cap Core Fund, AMG GW&K Municipal Enhanced Yield Fund, AMG GW&K Municipal Bond Fund, AMG Managers Skyline Special Equities Fund, AMG Renaissance Large Cap Growth Fund, AMG Renaissance International Equity Fund, AMG TimesSquare Small Cap Growth Fund, AMG TimesSquare Mid Cap Growth Fund, AMG TimesSquare International Small Cap Fund, AMG Yacktman Focused Fund, AMG Yacktman Fund and AMG Yacktman Special Opportunities Fund, twelve of the series constituting AMG Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial Highlights”, “Disclosure of Portfolio Holdings”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

April 30, 2015